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                                                                    Exhibit 99.1

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                             FIDELITY BOND COVERAGE

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RESOLVED,   that the Board of Directors has determined that the participation of the Company in the Joint Insured Fidelity Bond presented at this meeting and offered through the Federal Insurance Company (Bond No. 81911329) (the "Fidelity Bond") with Highland is in the best interests of the Company; and further

RESOLVED,   that the procedures for approving and maintaining fidelity bond coverage under Tab 3 of the Highland Funds Compliance Manual, be, and hereby are, adopted and approved substantially in the form as they appear in the Highland Funds Compliance Manual, together with such changes and modifications as the officers of the insureds deem advisable; and further

RESOLVED,   that the Agreement among Insureds be, and it hereby is, adopted and approved substantially in the form attached hereto as an exhibit, together with such changes and modifications as the officers of the insureds deem advisable; and further

RESOLVED,   that the Board of Directors, including a majority of the Independent
            Directors of the Company, shall review the Fidelity Bond at least annually in order to ascertain whether or not such policy continues to be in the best interests of the Company, and whether or not the premiums to be paid by the Company are fair and reasonable; and further

RESOLVED,   that in accordance with Rule 17g-1(h) under the Investment Company
            Act, the Secretary of the Company is hereby designated as the officer of the Company who is authorized and directed to make the filings with the SEC and give the notices required by Rule 17g-1(g);
            and further

RESOLVED,   that the officers of the Company be, and they hereby are, authorized and directed at all times to take all actions necessary to assure compliance with these resolutions and said Rule 17g-1; and further

RESOLVED,   that the portion of the premium to be paid by the Company is fair in light of the relevant factors.
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